                                                          EXHIBIT  99.1

News Release

National Penn Bancshares, Inc. Redeems Its Entire $150 Million of Preferred Stock Issued under TARP Capital Purchase Program

BOYERTOWN, Pa., March 16, 2011 --  National Penn Bancshares, Inc. (Nasdaq:NPBC) today announced that it redeemed the entire $150 million of National Penn Series B Preferred Stock issued to the U.S. Treasury under its TARP Capital Purchase Program for $150.6 million, including approximately $650,000 of accrued and unpaid dividends.  The redemption will eliminate $8 million annually in cash preferred dividends and associated expenses.

"Our strong balance sheet and fundamentals, as well as our enhanced capital levels including the investment by Warburg Pincus, have enabled us to accelerate the repayment of TARP.  National Penn is clean, strong and efficient and focused on growing profitability to enhance shareholder value," said Scott V. Fainor, President and CEO.

The preferred shares had a carrying value of $148.4 million at December 31, 2010, net of unaccreted discount. National Penn will accelerate the accretion of the discount in the first quarter, reducing net income available to common shareholders by $0.01 per share.  National Penn also intends to repurchase the remaining 735,294 outstanding warrants (of the original 1,470,588) held by the U.S. Treasury that were issued in conjunction with the preferred shares.

"Repaying TARP was a key strategic objective for 2011 and we continue to remain focused on continued profitability improvement, maintaining solid fundamental performance, further improving asset quality, and growing from a strong balance sheet," continued Mr. Fainor.
Reed Smith LLP advised National Penn throughout its participation in the TARP Capital Purchase Program, providing legal advice on all transactional, regulatory, executive compensation and other TARP-related matters.

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Media Contact:            Catharine S. Bower, Corporate Communications
                                       (610) 369-6618 or catharine.bower@nationalpenn.com

Investor Contact:        Michelle H. Debkowski, Investor Relations
                                       (610) 369-6461 or michelle.debkowski@nationalpenn.com

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About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc., with approximately $9 billion in assets, is a bank holding company based in Pennsylvania.  Headquartered in Boyertown, National Penn operates 124 branch banking offices in Pennsylvania and one branch office in Maryland through National Penn Bank and its HomeTowne Heritage Bank, KNBT and Nittany Bank divisions.

    National Penn’s financial services affiliates consist of National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.;  Institutional Advisors LLC; National Penn Insurance Services Group, Inc., including its Higgins Insurance division; and Caruso Benefits Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

Cautionary Statement Regarding Forward-Looking Information:

This release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” ”could,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: increased capital requirements and other requirements or actions mandated by National Penn’s regulators, National Penn’s inability to meet the requirements of the memorandum of understanding or the individual minimum capital ratio requirements issued by its primary regulator, National Penn’s ability to raise capital and maintain capital levels, variations in interest rates, deterioration in the credit quality of loans, the effect of credit risk exposure, declines in the value of National Penn’s assets and the effect of any resulting impairment charges, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate (including the recently passed Dodd-Frank Act and regulations to be adopted to implement that Act), competition from other financial institutions, interruptions or breaches of National Penn’s security systems, and the development and maintenance of National Penn’s information technology. These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as in other reports and documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

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